Exhibit 3.15
BYLAWS
OF
MOBILE MINI I, INC.
ARTICLE I
OFFICES
     Section 1. PRINCIPAL OFFICES. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this State and the Corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office within the State of California.
     Section 2. OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the Secretary of the Corporation.
     Section 2. ANNUAL MEETING. The annual meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting Directors shall be elected and any other proper business may be transacted.
BYLAWS

     Section 3. SPECIAL MEETINGS. A special meeting of the Shareholders may be called at any time, subject to Sections 4 and 5 of this Article II, by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. If a special meeting is called by any person or persons other than the Board of Directors, or the President or the Chairman of the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the Corporation. The Officer receiving the request shall cause notice to be promptly given to the Shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section 3 shall be construed as limiting, fixing, or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.
     Section 4. NOTICE OF SHAREHOLDERS’ MEETINGS. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) (or, of sent by third class mail pursuant to Section 5 of this Article II, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the Shareholders, but, subject to the provisions of the next paragraph of this Section, any proper matter may be presented at the meeting for such action. The notice of any meeting at ,which Directors are to be elected shall include the name(s) of any nominee(s) whom, at the time of the notice, the Board of Directors intend to present for election.
     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the Articles of InCorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.
     Section 5. MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE. Notice of any meeting of Shareholders shall be given either personally or by first-class mail, or, if the Corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California Corporations Code) on the record date of the Shareholder’s meeting, notice may be sent by third class mail, or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Corporation or given by the Shareholders to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where the Corporation’s principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.
     If any notice (or report referenced in Article VII of these Bylaws) addressed to a Shareholder at the address of that Shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service, marked to indicate that the United States Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal executive Officer of the Corporation for a period of one year from the date of the giving of the notice.
     An affidavit of the mailing or other means of giving any notice or report, in accordance with this Section, shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation, shall be filed and maintained in the minute book of the Corporation, and shall be prima facie evidence of the giving of the notice or report.
     Section 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of Shareholders shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the last sentence of the proceeding paragraph of this Section.
     Section 7. ADJOURNED MEETING; NOTICE. Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.
     When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which that adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.
     Section 8. VOTING. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a Corporation, or in joint ownership). The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Directors must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than elections of Directors, any Shareholder may Vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; but, if the Shareholder fails to specify the number of shares which the Shareholder is voting affirmative, it will be conclusively presumed that the Shareholders’ approving vote is with respect to all shares that the Shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of Shareholders, unless the vote of a greater number of voting by classes is required by the California Corporations Code or by the Articles of Incorporation.

     At a Shareholders’ meeting at which Directors are to be elected, no Shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the Shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a Shareholder has given notice prior to commencement of the voting of the Shareholder’s intention to cumulate votes. If any Shareholder has given such notice, then every Shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that Shareholder’s shares are entitled, or distribute the Shareholder’s votes on the same principle among any or all of the candidates, as the Shareholder deems fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected. Votes against any candidate and votes withheld shall have no legal effect.
     Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, either annual or special, however called or noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     Attendance by a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California Corporations Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.
     Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, a Director may be elected at any time to fill a vacancy on the Board of Directors that was not created by removal of a Director and that has not been filled by the Directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any Shareholder giving a written consent or the Shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the Shareholder, or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.
     If the consents of all Shareholders entitled to vote have not been solicited in writing the Secretary shall give prompt notice of any corporate action approved by the Shareholders without a meeting to those Shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the Corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval, unless the consents of all Shareholders entitled to vote shall have been solicited in writing.
     Section 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. For purposes of determining the Shareholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting. Only Shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the California Corporations Code. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record dated if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.
     If the Board of Directors does not so fix a record date:
     (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
     (b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.
     The record date for any other purpose shall be as provided in Section 1 of Article VII.
     Section 12. PROXIES. Every person entitled to vote for Directors or any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy, signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, electric transmission, or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the proxy forms shall presumptively determine the order of execution, regardless of the dates received by the Corporation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

     Section 13. INSPECTORS OF ELECTION. Before any meeting of Shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, or, if any person so appointed shall fail to appear or refuse to act, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.
     The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the, polls shall close, determine the result and do any other acts that may be property to conduct the election or vote with fairness to all Shareholders.
ARTICLE III
DIRECTORS
     Section 1. POWERS. Subject to the provisions of the California Corporations Code and any limitations in the Articles of InCorporation and these Bylaws relating to action required to be approved by the Shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day business and affairs of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.
     Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to these by laws adopted by the notice or written consent of holders of a majority of the outstanding shares entitled to vote. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

     Section 3. ELECTION AND TERM OF OFFICE OF DirectorS. Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation or removal of such Director.
     Section 4. REMOVAL. The entire Board of Directors or any individual Director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board id removed, no individual Director may be removed when the votes case against such Director’s removal, or not consenting in writing to such removal, would be sufficient to elect that Director if voted cumulatively at an election at which the same total number cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of such Director’s most recent election were then being elected.
     Section 5. VACANCIES. Any Director may resign effective on given oral or written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.
     Vacancies on the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified, except in the case of the Director’s death, resignation or removal.
     A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

     The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of the outstanding shares entitled to vote.
     A Director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.
     Section 6. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Directors may participate in a meeting of the Board of Directors through the use of conference telephone or similar communications equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.
     Section 7. ANNUAL MEETING. Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of Officers, and the transaction of other business. Notice of this meeting shall not be required.
     Section 8. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.
     Section 9. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or the Secretary or any two (2) Directors.
     Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, or by other electronic communications, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone, telegram, or by other electronic communications, it shall be delivered personally or by telephone or by other electronic communications at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting.
     Section 10. QUORUM AND VOTING. A majority of the authorized number of Directors constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article III. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), Section 317(e) of that Code (as to indemnification of Directors), and other applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
     Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and notice or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Any Director who attends a meeting without protesting, before or at its commencement, the lack of notice to that Director shall be deemed to have waived any defect of notice of such meeting.
     Section 12. ADJOURNMENT. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
     Section 13. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 9 of this Article III, to any Director not present at the time of the adjournment.

     Section 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the Secretary of the Corporation and shall be maintained in the Corporation’s records.
     Section 15. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section shall not be construed to preclude any Director from serving the Corporation in any other capacity as an Officer, agent, employee, or otherwise, and receiving compensation for those services.
ARTICLE IV
COMMITTEES
     Section 1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate as alternate members of any committee one or more Directors who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires a vote of a majority of the authorized number of Directors. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
     (a) The approval of any action which, under the California Corporations Code, also requires Shareholders’ approval or approval of the outstanding shares;
     (b) The filling of vacancies on the Board of Directors or in any committee;
     (c) The fixing of compensation of the Directors for serving on the Board or on any committee;
     (d) The amendment or repeal of Bylaws or the adoption of new Bylaws;

     (e) The amendment or repeal of any resolution of the Board of Directors which by its express terms is not amendable or repealable;
     (f) A distribution to the Shareholders of the Corporation, except at a rate, in a periodic amount or within a price range determined by the Board of Directors; or
     (g) The appointment of any other committees of the Board of Directors or the members of these committees.
     Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Sections 6 (place of meetings), 8 (regular meetings), 9 (special meetings and notice), 10 (quorum), 11 (waiver of notice), 12 (adjournment), 13 (notice of adjournment), and 14 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Directors may adopt for the government of any committee rules not inconsistent with the provisions of these Bylaws.
ARTICLE V
OFFICERS
     Section 1. OFFICERS. The Officers of the Corporation shall be a President, Secretary, and Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.
     Section 2. ELECTION OF OFFICERS. The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors. Each shall serve at the pleasure of the Board, subject to the rights, if any, of an Officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the President to appoint, such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.
     Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an Officer under any contract of employment, all Officers serve at the pleasure of the Board and any Officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.
     Any Officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.
     Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.
     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such Officer be elected, shall, if present, preside at meetings of the Board of Directors, and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article V.
     Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the Officers of the Corporation. The President shall preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
     Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, or the President, or the Chairman of the Board,
     Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees, Officers, and Shareholders. Such minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized), the notice given, the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at Shareholders’ meetings, and the proceedings thereof.
     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all Shareholders and their addresses, the number of and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
     The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation (if one be adopted) in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
     Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors (whenever they request it) an account of all of Chief Financial Officer’s transactions on behalf of the Corporation and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER AGENTS
     Section 1. INDEMNIFICATION OF DIRECTORS. The Corporation shall, to the maximum extent and in the manner permitted by the California Corporations Code, indemnify each of its Directors against expenses (as defined in Section 317(a) of that Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of that Code), arising by reason of the fact that such person is or was a Director of the Corporation. For purposes of this Article VI, a “Director” of the Corporation includes any person (i) who is or was a Director of the Corporation, (ii) who is or was serving at the request of the Corporation as a Director of another foreign or domestic corporation, partnership, joint venture, trust or the enterprise, or (iii) who was a Director of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
     Section 2. INDEMNIFICATION OF OTHERS. The Corporation shall have the power, to the extent and in the manner permitted by the California Corporations Code, to indemnify each of its employees, Officers, agents (other than Directors) against expenses (as defined in Section 317(a) of that Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of that Code), arising by reason of the fact that such person is or was an employee, Officer, or agent of the Corporation. For purposes of this Article VI, an “employee” or “Officer” or “agent” of the corporation (other than a Director) includes any person (i) who is or was an employee, Officer, or agent of the Corporation, (ii) who is or was serving at the request of the Corporation, as an employee, Officer, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee, Officer, or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     Section 3. PAYMENT OF EXPENSES IN ADVANCE. Expenses and attorneys’ fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 1 of this Article VI, or if otherwise authorized by the Board of Directors, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.
     Section 4. INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of Shareholders or Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.
     Section 5. INSURANCE INDEMNIFICATION. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article VI.
     Section 6. CONFLICTS. No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:
          (1) That it would be inconsistent with the provision of the Articles of Incorporation, these Bylaws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
          (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
     Section 7. RIGHT TO BRING SUIT. If a claim under this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the California Corporations Code for the Corporation to indemnify the claimant for the claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.
     Section 8. INDEMNIFY AGREEMENTS. The Board of Directors is authorized to enter into a contract with any Director, Officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a Director, Officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article VI.
     Section 9. AMENDMENT, REPEAL, OR MODIFICATION. Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of a Director or agent of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE VII
RECORDS AND REPORTS
     Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board of Directors, a record of its Shareholders giving the names and addresses of all Shareholders and the number and class of shares held by each Shareholder.
     A Shareholder or Shareholders of the Corporation shall have the right to inspect the share register as provided in Section 1600 of the California Corporations Code.
     Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this State, the original or a copy of the Bylaws, as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in this State, the Secretary shall, upon the written request of any Shareholder, furnish to that Shareholder a copy of the Bylaws as amended to date.
     Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the Shareholders and the Board of Directors and committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a Shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary Corporation of the Corporation.
     Section 4. INSPECTION BY DIRECTORS. Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary Corporations. This inspection by a Director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

     Section 5. ANNUAL REPORT TO SHAREHOLDERS; WAIVER. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. Such report shall be sent to the Shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article II of these Bylaws for giving notice to Shareholders of the Corporation.
     The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized Officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.
     The foregoing requirement of an annual report shall be waived so long as the shares of the Corporation are held by fewer than one hundred (100) holders of record.
     Section 6. FINANCIAL STATEMENTS. If no annual report for the fiscal year has been sent to Shareholders, then the Corporation shall, upon the written request of any Shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.
     The Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of that period. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the Corporation for twelve (12) months and it shall be exhibited at all reasonable times to any Shareholder demanding an examination of the statements or a copy shall be mailed to the Shareholder. If the Corporation has not sent to the Shareholders it annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 6 shall likewise be delivered or mailed to the Shareholder or Shareholders within thirty (30) days after the request.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized Officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.
     Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corproation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VIII
GENERAL CORPORATE MATTERS
     Section 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a Shareholder’s meeting or action by Shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. Only Shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the California Corporations Code.
     If the Board of Directors does not so fix a record date, the record date for determining Shareholders for any such purpose shall be at the close of business on the date on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.
     Section 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons, and only such person or persons, and in such manner as shall be determined, from time to time, by resolution of the Board of Directors.
     Section 3. CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any Officer(s) or agent(s) to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. This authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount
     Section 4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each Shareholder when any of these shares are fully paid. The Board of Directors may authorize the issuance of certificates or shares as partly paid, provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.
     Section 5. LOST CERTIFICATES. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section 6. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporate and natural person.
ARTICLE IX
AMENDMENTS
     Section 1. AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of InCorporation of the Corporation set forth the number of authorized Directors of the Corporation, the authorized number of Directors may be changed only by an amendment of the Articles of InCorporation.
     Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the Shareholders as provided in Section 1 of this Article IX, other than a Bylaw or an amendment of a Bylaw changing the authorized number of Directors, these Bylaws may be adopted, amended, or repealed by the Board of Directors.
     Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.
ARTICLE X
INTERPRETATION
     Reference in these Bylaws to any provision of the California Corporations Code shall be deemed to include all amendments thereof.

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